Exhibit 99.2

2020 Third Quarter Results Earnings Release Presentation October 14, 2020

Third Quarter 2020 | PACW | p. 2 This communication contains certain forward - looking information about PacWest Bancorp that is intended to be covered by the safe harbor for “forward - looking statements” provided by the Private Securities Litigation Reform Act of 1995. Statements that are not historical or current facts, including statements about future financial and operational results, expectations, or intentions are forward - looking statements. Such statements are based on information available at the time of the communication and are based on current beliefs and expectations of the Company’s management and are subject to significant risks, uncertainties and contingencies, many of which are beyond our control. The COVID - 19 pandemic is adversely affecting PacWest Bancorp, its employees, customers and third - party service providers, and the ultimate extent of the impacts on its business, financial position, results of operations, liquidity and prospects is uncertain. The length of the COVID - 19 pandemic and the severity of its impact on key macro - economic indicators such as unemployment and GDP may have a material impact on our allowance for credit losses and related provision for credit losses. Continued deterioration in general business and economic conditions could adversely affect PacWest Bancorp’s revenues and the values of its assets and liabilities, including goodwill, lead to a tightening of credit and increase stock price volatility. In addition, PacWest Bancorp’s results could be adversely affected by changes in interest rates, sustained high unemployment rates, deterioration in the credit quality of its loan portfolio or in the value of the collateral securing those loans, deterioration in the value of its investment securities and legal and regulatory developments. Actual results may differ materially from those set forth or implied in the forward - looking statements due to a variety of factors, including the risk factors described in documents filed by the Company with the U.S. Securities and Exchange Commission. We are under no obligation (and expressly disclaim any such obligation) to update or alter our forward - looking statements, whether as a result of new information, future events or otherwise, except as required by law . Forward - Looking Statements

Third Quarter 2020 | PACW | p. 3 Presentation Index Financial Highlights 4 Loans and Leases & Credit Quality 10 Deposits 31 Net Interest Margin 34 Investment Securities 39 Controlled Expenses 41 Company Overview 43 Non - GAAP Measurements 47

Third Quarter 2020 | PACW | p. 4 Financial Highlights

Third Quarter 2020 | PACW | p. 5 Third Quarter Significant Items • Net earnings of $45.5 million, $0.38 EPS • Pre - provision, pre - goodwill impairment, pre - tax net revenues (“PPNR”) of $156.2 million • PPNR ROAA of 2.22%; 2.51% in Q2 • Q3 includes $5.3mm of securities gains and $5.9mm of net fair value gains on equity securities Operating Results Key Metrics • Net interest margin of 3.90%; excluding negative impact from PPP (7bps) and excess liquidity (32bps) 4.29% • Loan and lease yield of 5.01%; excluding PPP 5.18% • Cost of deposits of 17bps; 25bps in Q2 • September 30th spot rate on deposits of 13bps • Efficiency ratio of 45.1%; Q3 impacted by elevated bonus accruals Loan Portfolio & Credit Quality • Loan production of $520 million at weighted average rate of 4.95% • Classified loans to total loans of 1.44% • Net charge - offs of $36.1 million; $32.8mm related to one loan • Provision for credit losses of $97.0 million driven by CECL economic forecast and provisions for individually evaluated loans Strong Deposit Base & Capital • Core deposits up $1.6bn or 10% in Q3; 88% of total deposits • Noninterest - bearing demand deposits at 39% of total deposits • Tangible common equity ratio of 8.71%; excluding PPP 9.12% • CET1 ratio of 10.46%

Third Quarter 2020 | PACW | p. 6 ∆ ($ in millions, except per share amounts) 3Q20 2Q20 Q / Q Total Assets 28,427$ 27,366$ 4% Loans and Leases HFI, net of deferred fees 19,026$ 19,695$ -3% Total Deposits 23,966$ 22,929$ 5% Core Deposits 21,118$ 19,536$ 8% Net Earnings 45.5$ 33.2$ 37% Earnings Per Share 0.38$ 0.28$ 36% Pre-Provision, Pre-Goodwill Impairment, Pre-Tax Net Revenue ("PPNR") (1) 156.2$ 166.2$ -6% Return on Average Assets 0.65% 0.50% 0.15 PPNR Return on Average Assets (1) 2.22% 2.51% -0.29 Return on Average Tangible Equity ("ROATE") (1) 8.20% 6.39% 1.81 Tangible Common Equity Ratio (1) 8.71% 8.93% -0.22 Tangible Book Value Per Share (1) 20.09$ 19.80$ 1% Tax Equivalent Net Interest Margin 3.90% 4.20% -0.30 Efficiency Ratio 45.1% 42.9% 2.2 Quarter - Over - Quarter Financial Highlights (1) See “Non - GAAP Measurements” slide on page 47.

Third Quarter 2020 | PACW | p. 7 ∆ ($ in millions, except per share amounts) 3Q20 3Q19 Y / Y Total Assets 28,427$ 26,725$ 6% Loans and Leases HFI, net of deferred fees 19,026$ 18,736$ 2% Total Deposits 23,966$ 19,733$ 21% Core Deposits 21,118$ 16,471$ 28% Net Earnings 45.5$ 110.0$ -59% Earnings Per Share 0.38$ 0.92$ -59% Pre-Provision, Pre-Goodwill Impairment, Pre-Tax Net Revenue ("PPNR") (1) 156.2$ 158.9$ -2% Return on Average Assets 0.65% 1.65% -1.00 PPNR Return on Average Assets (1) 2.22% 2.39% -0.17 Return on Average Tangible Equity ("ROATE") (1) 8.20% 19.84% -11.64 Tangible Common Equity Ratio (1) 8.71% 9.65% -0.94 Tangible Book Value Per Share (1) 20.09$ 19.43$ 3% Tax Equivalent Net Interest Margin 3.90% 4.46% -0.56 Efficiency Ratio 45.1% 42.3% 2.8 Year - Over - Year Financial Highlights (1) See “Non - GAAP Measurements” slide on page 47.

Third Quarter 2020 | PACW | p. 8 Solid Capital Position – September 30, 2020 • PacWest Bancorp Tier 1 leverage capital ratio decreased 27bps in Q3 to 8.66%. • PacWest Bancorp CET1 capital ratio increased 49bps in Q3 from 9.97% to 10.46%. • PacWest Bancorp Total capital ratio increased 56bps in Q3 from 13.18% to 13.74%. (1) Excluding PPP loans from total assets given zero risk - weighting, PacWest Bancorp leverage ratio would be 9.07% and Pacific Western Bank leverage ratio would be 10.16%. PACWEST BANCORP For Capital Basel III For Adequacy Fully Well-Capitalized ($ in thousands) Balance Ratio Purposes Phased-In Classification Tier 1 leverage capital 2,311,588$ 8.66% (1) 4.00% 4.00% N/A Common equity Tier 1 capital 2,311,588$ 10.46% 4.50% 7.00% N/A Tier 1 capital 2,311,588$ 10.46% 6.00% 8.50% N/A Total capital 3,038,498$ 13.74% 8.00% 10.50% N/A PACIFIC WESTERN BANK For Capital Basel III For Adequacy Fully Well-Capitalized ($ in thousands) Balance Ratio Purposes Phased-In Classification Tier 1 leverage capital 2,586,297$ 9.70% (1) 4.00% 4.00% 5.00% Common equity Tier 1 capital 2,586,297$ 11.71% 4.50% 7.00% 6.50% Tier 1 capital 2,586,297$ 11.71% 6.00% 8.50% 8.00% Total capital 2,863,464$ 12.97% 8.00% 10.50% 10.00% Actual Actual

COVID-19 Loan Modifications and Extensions

Distinct Loan Payment/Deferral Modifications

($ in thousands)

Portfolio Class	Deferrals Outstanding 6/30/2020	Deferrals Outstanding 9/30/2020	Portfolio Balance 9/30/2020	Deferrals % 9/30/2020
Commercial Real Estate	$ 810,689	$ 430,682	$ 4,192,466	10.27%
Income Producing Residential	187,641	42,448	3,684,579	1.15%
Commercial Construction	208,866	86,963	1,241,647	7.00%
Residential Construction	329	-	2,182,100	0.00%
Asset Based	30,572	30,507	3,153,048	0.97%
Venture Capital	12,497	2,849	1,637,132	0.17%
Other Commercial	42,687	30,556	2,572,994	1.19%
Consumer	4,230	632	362,234	0.17%
Total	**$ 1,297,511**	**$ 624,637**	**$ 19,026,200**	**3.28%**
As a % of total loans	**6.59%**	**3.28%**		

- Most modifications in May/June ~ 70%
- Most deferrals were 3 months; some up to 6 months
- Most extensions were 3 months; some up to one year
- Some modifications requested by borrowers for liquidity preservation purposes
- Further details on certain portfolios (see slides 17-23)

Summary of Payment Deferral Modifications

($ in thousands)

Month	Payment Deferral Modifications by Month	Cumulative Balance	Deferrals Returned to Original Terms	Subsequently Remodified
Feb.	$ 412	$ 412	$ -	$ -
March	19,232	19,644	-	-
April	194,439	214,083	2,544	190
May	781,448	995,531	8,907	2,568
June	268,473	1,264,004	55,930	7,598
July	152,638	1,416,642	197,182	16,693
Aug.	75,473	1,492,115	392,768	84,599
Sept.	4,349	1,496,464	214,495	13,524
			$ 871,826	**$ 125,172**
			87.4%	**12.6%**

Expiration of Active Payment Deferral Modifications

($ in thousands)

Modification Expiration Month	Count	Balance of Expiring Modifications
Oct.	36	$ 119,264
Nov.	33	465,393
Dec.	8	6,605
Jan.	3	4,964
Feb.	1	26,410
April	1	2,001
	82	**$ 624,637**

PacWest Bancorp

Third Quarter 2020 | PACW | p. 9

Third Quarter 2020 | PACW | p. 10 Loans and Leases & Credit Quality

Third Quarter 2020 | PACW | p. 11 Commercial mortgage Income producing and other residential Commercial construction Residential construction Asset - based Venture capital Other commercial Consumer As of September 30, 2020 Diversified Loan and Lease Portfolio (1) Net of deferred fees and costs ($ in millions) $ Mix $ Mix Real Estate Mortgage: Commercial 4,192$ 22% 4,301$ 23% Income producing and other residential 3,685 19% 3,596 19% Total Real Estate Mortgage 7,877 41% 7,897 42% RE Construction & Land: Commercial 1,242 7% 1,009 6% Residential 2,182 11% 1,542 8% Total RE Construction & Land 3,424 18% 2,551 14% Total Real Estate 11,301 59% 10,448 56% Commercial: Asset-based 3,153 17% 3,811 20% Venture capital 1,637 9% 2,210 12% Other commercial 2,573 13% 1,858 10% Total Commercial 7,363 39% 7,879 42% Consumer 362 2% 409 2% Total Loans HFI (1) 19,026$ 100% 18,736$ 100% Unfunded commitments 7,179$ 7,791$ 9/30/2020 9/30/2019

Third Quarter 2020 | PACW | p. 12 ($ in millions) $ Mix $ Mix Asset-Based: Lender Finance 1,819$ 58% 2,234$ 59% Equipment Finance 692 22% 785 21% Premium Finance 422 13% 436 11% Other 220 7% 356 9% Total Asset-Based 3,153$ 100% 3,811$ 100% 9/30/2020 9/30/2019 Other Commercial, $2,741mm, 24% SBA , $600mm , 5% Hotel , $648mm , 6% Income Producing Residential, $3,593mm, 32% Healthcare , $203mm , 2% Other Residential , $92mm , 1% Construction & Land , $3,424mm , 30% Real Estate ($11.3B) Lender Finance $1,819mm , 58% Equipment Finance $692mm , 22% Premium Finance $422mm , 13% Other $220mm , 7% Asset - Based ($3.2B) ($ in millions) $ Mix $ Mix Real Estate: Income Producing Residential 3,593$ 32% 3,490$ 34% Construction & Land (1) 3,424 30% 2,551 25% Other Commercial (2) 2,741 24% 2,858 27% Hotel 648 6% 542 5% SBA 600 5% 556 5% Healthcare 203 2% 345 3% Other Residential 92 1% 106 1% Total Real Estate 11,301$ 100% 10,448$ 100% 9/30/2020 9/30/2019 Diversified Loan and Lease Portfolio (1) Of which land represents $154 million and $170 million as of 9/30/20 and 9/30/19. (2) Comprised of 43% office, 22% industrial, 16% retail and 19% other at 9/30/20.

Third Quarter 2020 | PACW | p. 13 Paycheck Protection Program , $1,212mm , 47% Secured Business Loans , $412mm , 16% Security Monitoring , $411mm , 16% Unsecured Business Loans , $228mm , 9% Municipal , $129mm , 5% Other , $181mm , 7% Other Commercial ($2.6B) Equity Fund Loans, $746mm, 46% Venture Capital, $891mm, 54% Venture Capital ($1.6B) Diversified Loan and Lease Portfolio ($ in millions) $ Mix $ Mix Venture Capital: Venture Capital 891$ 54% 963$ 44% Equity Fund Loans 746 46% 1,247 56% Total Venture Capital 1,637$ 100% 2,210$ 100% 9/30/2020 9/30/2019 ($ in millions) $ Mix $ Mix Other Commercial: Paycheck Protection Program 1,212$ 47% -$ - Secured Business Loans 412 16% 550 30% Security Monitoring 411 16% 618 33% Unsecured Business Loans 228 9% 305 16% Municipal 129 5% 162 9% Other 181 7% 223 12% Total Other Commercial 2,573$ 100% 1,858$ 100% 9/30/2020 9/30/2019

Third Quarter 2020 | PACW | p. 14 $1,231 $1,021 $790 $546 $520 $1,288 $1,318 $1,997 $800 $1,008 $0 $0 $0 $1,257 $0 $1,391 $816 $813 $613 $983 $838 $1,407 $1,054 $2,022 $1,161 $2,519 $2,339 $2,787 $2,603 $1,528 $2,229 $2,223 $1,867 $2,635 $2,144 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% $0 $500 $1,000 $1,500 $2,000 $2,500 $3,000 3Q19 4Q19 1Q20 2Q20 3Q20 Avg. Rate on Production Millions Production Disbursements PPP Loans Payoffs Paydowns Rate on Production ($ in millions) Production/ Disbursements Payoffs/ Paydowns Net Difference Rate on Production (1) ($ in millions) Loans Beginning Balance (2) Loans Ending Balance (2) Quarterly Change (3) 3Q20 1,528$ 2,144$ (616)$ 4.95% 3Q20 19,695$ 19,026$ (669)$ 2Q20 2,603 2,635 (32) 2.33% 2Q20 19,745 19,695 (50) 1Q20 2,787 1,867 920 4.31% 1Q20 18,847 19,745 898 4Q19 2,339 2,223 116 4.73% 4Q19 18,736 18,847 111 3Q19 2,519 2,229 290 5.28% 3Q19 18,473 18,736 263 Loan and Lease Production of $520 Million in 3Q20 (1) The weighted average TE rate on production presents contractual rates and does not include amortized fees. Amortized fees add ed approximately 23 basis points to loan yields in 2020 and 22 basis points in 2019. (2) Net of deferred fees and costs (3) “Quarterly Change” equals “Net Difference” plus transfers to loans held for sale, transfers to OREO, charge - offs and loan sales. (4) Disbursements in 1Q20 of $2.0bn were larger than usual as borrowers drew on lines for liquidity preservation during pandemic cri sis. Segments with largest disbursements were venture capital, lender finance and business loans. (4)

Third Quarter 2020 | PACW | p. 15 Multi - Family Apts, 54% Condominiums , 6% Hotel , 14% Office, 7% Land , 3% Retail , 2 Mixed - Use, 4% Industrial, SFR & Other, 10% Commitments by Property Type Construction & Land Loans Nevada , 4% Other, 12% Florida, 6% Wash. DC, 6% New York, 11% Colorado 6% Washington, 2% California , 53%% Commitments by State Commitment Amount Count 9/30/20 Tota l 9/30/20 % of Tota l $0 ~ $10mm 164 $ 478mm 8% $10mm ~ $25mm 62 936mm 16% $25mm ~ $50mm 46 1,766mm 30% $50mm ~ $100mm 24 1,648mm 28% $100mm ~ $150mm 9 1,104mm 18% Total 305 $ 5,932mm LTC < 40%, 5% LTC 40% - 50%, 11% LTC 50% - 60%, 37% LTC 60% - 70%, 31% LTC > 70%, 16% Commitments By Loan - To - Cost Range Risk Rating Count 9/30/20 Tota l Pass/Watch 303 $ 3,410mm Special Mention 1 14mm Classified 1 0.3mm Total 305 $ 3,424mm

Third Quarter 2020 | PACW | p. 16 California, 58% Washington DC , 6% Florida , 11% Washington , 5% Virginia , 6% Georgia , 4% Others , 10% $1.6bn (1) MF Construction Portfolio Multi - Family Loans Principal Balance Amount Count 9/30/20 Tota l 9/30/20 % of Tota l $0 ~ $5mm 1,264 1,724mm 48% $5mm ~ $10mm 157 1,058mm 29% $10mm ~ $30mm 41 574mm 16% $30mm ~ $106mm 3 237mm 7% Total 1,465 $ 3,593mm California, 71% Washington , 7% Florida , 7% Oregon , 4% New York , 2% Colorado , 3% Others , 6% $3.6bn (2) Income Producing Residential Portfolio Income Producing Residential (1) MF construction commitments total $3.3bn and have a weighted average loan - to - cost ratio of 61% as of September 30, 2020. (2) $1.7bn, or approximately 48%, of MF portfolio is 50% risk - weighted. LTC 40% - 50%, 8% LTC 50% - 60%, 46% LTC 60% - 70%, 28% LTC > 70%, 18% MF Construction Commitments By Loan - To - Cost Range Risk Rating Count 9/30/20 Tota l Pass/Watch 1,447 $ 3,526mm Special Mention 12 61mm Classified 6 6mm Total 1,465 $ 3,593mm

Security Monitoring Loans

- A lending product since 2003, however, new technology is disrupting the security alarm business, causing increased customer acquisition costs and customer attrition and, thereby, adversely impacting business models and valuations. Discontinued new originations in October 2019.
- Portfolio has declined by $208mm (13 loans) in 2020; comprised of $164mm of paydowns/payoffs and $44mm of charge-offs.
- $32.8mm charge-off on one loan in Q3 – only junior lien exposure in portfolio.
- $177mm or 43% of the portfolio are SNCs.
- 4.18% WAC; 100% variable rate; WAM 22 months.
- $125mm of unfunded commitments; subject to an availability formula based upon eligible recurring monthly revenue ($58mm currently available).
- COVID modifications active as of 9/30/20 - none

Risk Rating	Count		9/30/20 Total
Pass/Watch	17	$	265mm
Special Mention	2		47mm
Classified	6		99mm
Total	**25**	**$**	**411mm**

Balance by Tranche	Count		9/30/20 Total
< $5mm	8	$	21mm
$5mm ~ $10mm	6		45mm
$10mm ~ $20mm	2		27mm
$20mm ~ $30mm	1		26mm
$30mm ~ $40mm	6		196mm
$40mm ~ $55mm	2		96mm
Total	**25**	**$**	**411mm**

Contractual Maturity Table



$49mm
$85mm
$142mm
$135mm
2020
2021
2022
2023-24

Portfolio by Revenue Source[1]



Personal Emergency Response Systems 1%
Residential 51%
Commercial 48%

(1) Revenue allocated based upon the borrowers' customer mix.

PacWest Bancorp

Third Quarter 2020 | PACW | p. 17

Hotel Portfolio Overview

- Hotel construction borrowers are sophisticated sponsors with significant invested equity and resources.
- Majority of CRE and construction borrowers are experienced hotel operators with top franchise brands.
- Some construction delays early in the pandemic.
- No "conference center" hotels.
- Average loan-to-cost for hotel construction loans is 46%.
- SBA guarantied portions retained (75% average guaranty).
- Two CRE loans downgraded in 3Q20 - $56mm to classified and $28mm to special mention.
- Indirect exposure from timeshare inventory loans ($25mm), hotel-related lender finance loans ($35mm) and venture banking loans ($9mm).
- COVID modifications active as of 9/30/20 – 13 loans totaling $297mm.

Risk Rating	Count	9/30/20 Total	
Pass/Watch	77	$	846mm
Special Mention	49		282mm
Classified	8		58mm
Total	**134**	**$**	**1,186mm**

Hotels by Product

	Count	9/30/20 Commitment		9/30/20 Outstanding		Avg. O/S Balance	
Hotel CRE	53	$	697mm	$	648mm	$	12.2mm
Hotel Construction	26		857mm		508mm		19.5mm
Hotel SBA	55		33mm		30mm		0.5mm
Total	134	$	1,587mm	$	1,186mm	$	8.9mm

Hotel CRE by Brands



Economy, $18mm, 2%
Upper Midscale, $118mm, 18%
Upscale, $148mm, 23%
Midscale, $49mm, 8%
Upper Upscale, $315mm, 49%

Hotel by State

$1.2bn (6.2% of total loans)



NY, $298mm
FL, $139mm
GA, $22mm
NV, $75mm
TN, $55mm
NJ, $27mm
Other, $31mm
CA, $539mm

PacWest Bancorp

Third Quarter 2020 | PACW | p. 18

Retail Real Estate Portfolio Overview

Loan Types

- **Construction - significant projects include:**
  - A lifestyle center in N. Hollywood, CA
  - A community shopping center in Encinitas, CA
  - A community shopping center in Agua Dulce, CA
  - High traffic retail infill on San Vicente Blvd. in Los Angeles
  - Weighted average loan-to-cost of 62%
  - COVID modifications active as of 9/30/20 – 1 loan totaling $1.4mm
- **Owner-Occupied**
  - Not adversely affected by rental market volatility
  - SBA retail is 100% owner-occupied
    - SBA guarantied portions retained (75% average guaranty)
    - COVID modifications active as of 9/30/20 – 1 loan totaling $0.6mm
- **CRE**
  - Traditional retail-focused commercial real estate lending including:
    - National Lending $34mm portfolio mostly consists of one $27mm lifestyle center (IN)
    - Community Banking $412mm portfolio almost entirely in California focused on suburban retail/strip centers and single tenant retail storefronts
    - A $12.6mm lifestyle center (NJ) moved to foreclosed assets in Q3
    - COVID modifications active as of 9/30/20 – 3 loans totaling $93mm

Risk Rating	Count	9/30/20 Total
Pass/Watch	232	$ 576mm
Special Mention	6	2mm
Classified	13	28mm
Total	**251**	**$ 606mm**

Retail by Product

	Count	Net Commitment	Recorded Investment	Avg. O/S Balance
Retail CRE	151	$ 492mm	$ 446mm	$ 3.0mm
Coml. Construction	7	137mm	95mm	13.6mm
Retail SBA	93	66mm	65mm	0.7mm
Total	**251**	**$ 695mm**	**$ 606mm**	**$ 2.4mm**

CRE Retail Property Types
$446mm (2.3% of total loans)



Single Tenant 31%
Urban luxury center 10%
Lifestyle center 31%
Suburban retail/strip center 28%

PacWest Bancorp

Third Quarter 2020 | PACW | p. 19

Third Quarter 2020 | PACW | p. 20 ▪ Credits are to well - known U.S - based airlines (39%), foreign - based airlines (35%) and freight carriers (26%). ▪ Passenger transportation exposure is mostly narrow - body jets which have historically performed well in maintaining collateral value. ▪ One credit for $12.2 million more exposed to COVID - 19 as borrower is a tour operator with airline and cruise line. ▪ One classified and no nonaccrual aviation loans at September 30, 2020. ▪ One downgrade to classified in 3Q20 for $19mm. ▪ COVID modifications active as of 9/30/20 – 2 loans totaling $31mm. Commercial Aviation Portfolio Overview Passenger, $190mm , 74% Freight , $66mm , 26% Aviation by Type, $256mm (1.3% of total loans) Count 9/30/20 Commitment 9/30/20 Outstanding Avg. O/S Balance Equipment Finance 29 $ 243mm $ 240mm $ 8.3mm Operating leases 3 16mm 16mm 5.3mm Total 32 $ 259mm $ 256mm $ 8.0mm Commercial Aviation by Product Risk Rating Count 9/30/20 Tota l Pass/Watch 12 $ 97mm Special Mention 19 140mm Classified 1 19mm Total 32 $ 256mm

Other Impacted Portfolios

Restaurant

- $149 million total exposure (0.8% of total loans and operating leases) of which $83 million is real estate secured.
- $92 million are SBA guaranteed (75% average guaranty as we don't sell the guaranteed portions).
- $8.4 million of classified loans at September 30, 2020 (estimated SBA guaranties of $6.3 million).
- COVID modifications active as of 9/30/20 – 1 loan totaling $24.8mm.

Restaurant by Product

	Count	Net Commitment	Recorded Investment	Avg. O/S Balance
SBA – Real Estate	68	$ 65.5mm	$ 62.2mm	$ 0.9mm
SBA – Cash Flow	68	37.9mm	37.4mm	0.6mm
Commercial Real Estate	33	23.1mm	21.3mm	0.6mm
Collateralized Commercial Loans	17	26.9mm	25.7mm	1.5mm
Unsecured Business Loans	65	13.0mm	2.2mm	0.1mm
Venture Capital	1	0.1mm	-	-
Total	**252**	**$ 166.5mm**	**$ 148.8mm**	**$ 0.6mm**

Oil Services

- $93 million total exposure (0.5% of total loans and operating leases)
  - $63 million operating leases
  - $30 million loans receivable
- All credits are related to support services and $87 million is collateralized by equipment (railcars $63mm, land-based fracking equipment $24mm) and $6.0 million is ABL lines collateralized by A/R and inventory.
- $60 million to borrowers rated BB- or above.
- $86 million, or 92%, outstanding to four borrowers with average balance of $21.5 million.
- One classified lease of $13 million and no nonaccrual loans or leases at September 30, 2020.
- COVID modifications active as of 9/30/20 – none.

Oil Services by Product

	Count	Net Commitment	Recorded Investment	Avg. O/S Balance
Operating Leases	5	$ 62.7mm	$ 62.7mm	$ 12.5mm
Equipment Finance	3	23.1mm	23.1mm	7.7mm
Asset-Based	3	12.5mm	6.1mm	2.0mm
Venture Capital	2	0.7mm	0.7mm	0.4mm
Total	**13**	**$ 99mm**	**$ 92.6mm**	**$ 7.1mm**

PacWest Bancorp

Third Quarter 2020 | PACW | p. 21

Lender Finance Portfolio Overview

- Represents loans to companies to purchase finance receivables or extend finance receivables. Borrowers include lenders to businesses, consumer lenders, and timeshare operators.
- Senior lines of credit secured by the finance receivables owed to our borrowers. Borrowing availability under these lines is subject to a formula which includes only qualifying collateral and allows for borrowing at a level supported by historical collateral collections. These lines of credit have an initial revolving term followed by an amortization term.
- Segments expected to be directly impacted by COVID-19:
  - Direct consumer lenders
  - Small business lenders
  - Lenders with hotel exposure ($35mm)
- COVID modifications active as of 9/30/20 – none.

Risk Rating	Count	9/30/20 Total
Pass/Watch	83	$ 1,817mm
Special Mention	-	-
Classified	2	2mm
Total	**85**	**$ 1,819mm**

Lender Finance Portfolio by Type

	Count	9/30/20 Commitment	9/30/20 Outstanding	Avg. O/S Balance
Direct consumer lender	32	$ 1,109mm	$ 606mm	$ 18.6mm
Commercial RE lender	13	630mm	340mm	25.5mm
Timeshare	13	438mm	275mm	21.2mm
Auto finance lender	12	392mm	210mm	18.8mm
Commercial lender	5	381mm	153mm	25.3mm
Consumer receivable purchaser	5	193mm	119mm	28.5mm
Other	5	280mm	116mm	14.3mm
Total	**85**	**$ 3,423mm**	**$ 1,819mm**	**$ 21.4mm**

Lender Finance by Type, $1.8bn (9.6% of total loans)



Coml. RE lender, 19%
Direct consumer lender, 33%
Consumer receivable purch., 7%
Commercial lender, 8%
Other, 6%
Auto finance lender, 12%
Timeshare, 15%

PacWest Bancorp

Third Quarter 2020 | PACW | p. 22

Third Quarter 2020 | PACW | p. 23 CA 55% NY 7% TX 7% PA 6% NJ 3% FL 4% Other 18% Office by State $1,558mm (8.2% of total loans) Office Portfolio Overview Risk Rating Count 9/30/20 Tota l Pass/Watch 305 $ 1,553mm Special Mention 5 2mm Classified 9 3mm Total 319 $ 1,558mm Office by Product Count Net Commitment Recorded Investment Avg. O/S Balance Office CRE 135 $ 1,185mm $ 1,067mm $ 7.9mm Commercial Construction 12 440mm 285mm 23.8mm Office CRE – Owner Occupied 70 105mm 102mm 1.0mm Office SBA 102 105mm 104mm 1.0mm Total 319 $ 1,935mm $ 1,558mm $ 4.9mm ▪ Disciplined underwriting based on the lesser of actual or market rents and market vacancy, not projections or positive market trends. ▪ $102 million of CRE and all $104 million of SBA are owner - occupied. ▪ Average loan - to - cost for office construction loans is 58%. ▪ COVID modifications active as of 9/30/20 – 5 loans totaling $36 million. $0~$5mm , $186mm , 16% $5mm~$15mm , $184mm , 16% $15mm~$25mm , $173mm , 15% $25mm~$45mm , $216mm , 18% $45mm~$60mm , $199mm , 17% $60mm+ , $211mm , 18% CRE By Balance Range $60mm+ , $150mm , 34% $0~$5mm , $4mm , 1% $5mm~$15mm , $33mm , 8% $15mm~$25mm , $15mm , 3% $25mm~$45mm , $138mm , 31% $45mm~$60mm , $100mm , 23% Construction by Commitment Range

Third Quarter 2020 | PACW | p. 24 Shared National Credits (SNCs) $2.3bn $1.2bn $840mm $755mm $579mm 2016 2017 2018 2019 3Q20 Total $2.3bn $1.2bn $840mm $755mm $579mm Classified $70mm $41mm $67mm $40mm $116mm Nonaccrual $13mm $15mm $- $15mm $22mm SNC Loans Healthcare RE , $45mm , 8% Equity Fund Loans , $44mm , 8% Lender Finance & Timeshare , $196mm , 34% Secured Business Loans , $35mm , 6% Unsecured Business Loans , $16mm , 3% Security Monitoring , $177mm , 30% Equipment Finance , $47mm , 8% Other Coml RE , $19mm , 3% $579mm of SNC Loans at 9/30/2020 ▪ SNCs are not a line of business. SNC relationships are included in business line balances. ▪ SNCs are facilities of $100 million or greater with a federally supervised agent/lead bank shared by three or more federally supervised financial institutions. ▪ Credit underwriting standards are the same as standards applied to all loans. ▪ No energy - related or franchise restaurant SNCs . ▪ Increase in classified loans in 2020 related to downgrade of three security monitoring loans and one commercial aviation loan. 75% decrease

Quarterly Credit Quality Trends

($ in thousands)		3Q19	4Q19	1Q20	2Q20	3Q20
Nonaccrual Loans and Leases HFI	$	99,113	92,353	95,602	166,113	85,615
As a % of Loans and Leases HFI	%	0.53%	0.49%	0.48%	0.84%	0.45%
Nonperforming Assets	$	100,479	92,793	97,303	167,562	99,362
As a % of Loans and Leases & Foreclosed Assets	%	0.54%	0.49%	0.49%	0.85%	0.52%
Classified Loans and Leases HFI[(1)]	$	188,607	175,912	147,705	293,230	274,572
As a % of Loans and Leases HFI	%	1.01%	0.93%	0.75%	1.49%	1.44%
Credit Loss Provision	$	7,000	3,000	112,000	120,000	97,000
As a % of Average Loans and Leases (annualized)	%	0.15%	0.06%	2.36%	2.42%	2.01%
Net Charge-offs	$	4,485	767	19,110	13,242	36,084
As a % of Average Loans and Leases (annualized)	%	0.10%	0.02%	0.40%	0.27%	0.75%
Trailing Twelve Months Net Charge-offs	$	35,868	16,687	35,606	37,604	69,203
As a % of Average Loans and Leases	%	0.20%	0.09%	0.19%	0.20%	0.36%
Allowance for Loan Losses (ALLL)	$	138,552	138,785	221,292	301,050	345,966
As a % of Loans and Leases HFI	%	0.74%	0.74%	1.12%	1.53%	1.82%
Allowance for Credit Losses (ACL)[(2)]	$	172,413	174,646	274,863	381,621	442,537
As a % of Loans and Leases HFI	%	0.92%	0.93%	1.39%	1.94%	2.33%
ACL / Nonaccrual Loans and Leases HFI	%	173.96%	189.11%	287.51%	229.74%	516.89%

(1) Classified loans and leases are those with a credit risk rating of substandard or doubtful.
(2) Allowance for credit losses includes allowance for loan and lease losses and reserve for unfunded loan commitments.

PacWest Bancorp

Third Quarter 2020 | PACW | p. 25

Third Quarter 2020 | PACW | p. 26 0.20% 0.09% 0.19% 0.20% 0.36% 3Q19 4Q19 1Q20 2Q20 3Q20 Trailing Twelve Months Net Charge - offs / Average Loans and Leases Key Credit Trends – Loans HFI 0.53% 0.49% 0.48% 0.84% 0.45% 3Q19 4Q19 1Q20 2Q20 3Q20 Nonaccrual Loans and Leases / Loans and Leases 0.92% 0.93% 1.39% 1.94% 2.33% 3Q19 4Q19 1Q20 2Q20 3Q20 ACL / Loans and Leases 1.01% 0.93% 0.75% 1.49% 1.44% 3Q19 4Q19 1Q20 2Q20 3Q20 Classified Loans and Leases/ Loans and Leases

Third Quarter 2020 | PACW | p. 27 % of Loan % of Loan 9/30/2020 6/30/2020 ($ in thousands) Balance Category Balance Category Balance Balance Real estate mortgage: Commercial 45,120$ 1.1% 61,771$ 1.5% -$ -$ Income producing and other residential 2,008 0.1% 2,207 0.1% 1,761 - Total real estate mortgage 47,128 0.6% 63,978 0.8% 1,761 - Real estate construction and land: Commercial 324 0.0% 337 0.0% - - Residential - 0.0% - 0.0% 3,108 1,021 Total R.E. construction and land 324 0.0% 337 0.0% 3,108 1,021 Commercial: Commercial - Asset-based 2,817 0.1% 19,013 0.6% - 3,697 Commercial - Venture capital 2,001 0.1% 8,270 0.5% 2,319 1,924 Commercial - Other commercial 32,941 1.3% 73,995 2.7% 185 191 Total commercial 37,759 0.5% 101,278 1.3% 2,504 5,812 Consumer 404 0.1% 520 0.1% 791 1,067 Total 85,615$ 0.4% 166,113$ 0.8% 8,164$ 7,900$ 9/30/2020 Nonaccrual Loans and Leases 6/30/2020 Accruing and 30 -89 Days Past Due Nonaccrual & Delinquent Loan and Lease Detail ▪ Real estate mortgage - commercial nonaccrual decrease due primarily to a retail CRE loan transferring to foreclosed assets. ▪ Total Commercial - nonaccrual decrease due to charge - offs of $35 million and payoffs of $ 29 million.

Loan Portfolio By Risk Rating

($ in thousands)	September 30, 2020 Classified	Special Mention	Pass/Watch	Total	June 30, 2020 Classified	Special Mention	Pass/Watch	Total
Real estate mortgage:								
Commercial real estate	$ 109,650	$ 330,368	$ 3,752,448	$ 4,192,466	$ 71,446	$ 322,312	$ 3,828,317	$ 4,222,075
Residential real estate	9,559	63,378	3,611,642	3,684,579	6,941	6,151	3,720,568	3,733,659
Total real estate mortgage	**119,209**	**393,746**	**7,364,090**	**7,877,045**	**78,387**	**328,462**	**7,548,885**	**7,955,734**
Real estate construction:								
Commercial construction	324	13,838	1,227,485	1,241,647	337	12,354	1,154,918	1,167,609
Residential construction	-	-	2,182,100	2,182,100	-	-	2,172,919	2,172,919
Total real estate construction	**324**	**13,838**	**3,409,585**	**3,423,747**	**337**	**12,354**	**3,327,837**	**3,340,528**
Commercial:								
Asset based	27,900	190,193	2,934,955	3,153,048	25,008	186,813	3,200,610	3,412,431
Venture capital	15,078	123,675	1,498,379	1,637,132	29,054	138,403	1,646,884	1,814,341
Other commercial	111,553	57,787	2,403,654	2,572,994	159,813	82,313	2,518,152	2,760,278
Total commercial	**154,531**	**371,655**	**6,836,988**	**7,363,174**	**213,876**	**407,529**	**7,365,646**	**7,987,050**
Consumer	508	4,517	357,209	362,234	630	18,053	392,636	411,318
Total loans and leases	**$ 274,572**	**$ 783,756**	**$ 17,967,872**	**$ 19,026,200**	**$ 293,230**	**$ 766,397**	**$ 18,635,004**	**$ 19,694,631**

- Significant changes in categories from Q2 to Q3 were as follows.
  - Real estate mortgage - commercial classified increase due to the downgrade of a $56mm hotel loan partially offset by the transfer to foreclosed assets of a $13mm retail CRE loan
  - Real estate mortgage – residential special mention increase due to the downgrade of eight multi-family loans with a common sponsor totaling $59mm
  - Commercial – other commercial classified decrease due to the payoff of $8mm security monitoring loan and the payoff of $6mm healthcare cash flow loan and the $32.8mm charge-off on a security monitoring loan

PacWest Bancorp

Third Quarter 2020 | PACW | p. 28

Current Expected Credit Losses (CECL)

- CECL is a complex process that relies on numerous models and key assumptions such as economic forecasts, historical information, current conditions, loan segmentation, prepayment rates, loss given default rates, the historical loss period, the reasonable and supportable forecast period, the reversion period, and utilization rates on unfunded commitments in addition to various qualitative factors based on management judgment
- Used the Moody's Consensus Scenario Forecast dated September 11, 2020 for Q3; certain macro-economic variables improved (Unemployment and Real GDP) while others deteriorated (CRE Price Index and BBB spreads) since the June 11, 2020 Consensus forecast used in Q2
- Provision for credit losses declined from $120 million in Q2 to $97 million in Q3; year-to-date provisions for credit loss total $329 million
- The ALLL ratio increased from 1.53% as of 6/30/20 to 1.82% as of 9/30/20; excluding PPP loans the ALLL ratio increased from 1.63% as of 6/30/20 to 1.94% as of 9/30/20.


ACL Reserve Build
(in millions)
$182
0.97%
$176
$35
$27
$(32)
$(6)
$382
1.94%
$30
$30
$14
$(36)
$23
$443
2.33%
First Half of 2020
Q3 2020
1/1/2020
Economic Forecast
Individually Evaluated
Loan Downgrades
Net Charge-offs
Other, net
6/30/2020
Economic Forecast
Individually Evaluated
Loan Downgrades
Net Charge-offs
Other, net(1)
9/30/2020

(1) The "Other" amount increased during Q3 primarily as a result of the annual update to our probability of default regression models. The models were re-calibrated for limitations created by the economic impacts of the pandemic.

PacWest Bancorp

Third Quarter 2020 | PACW | p. 29

Third Quarter 2020 | PACW | p. 30 Amount % of Loans and Leases Amount % of Loans and Leases Amount % of Loans and Leases Allowance for loan and lease losses: Real estate mortgage: Commercial 69,649$ 1.64% 103,354$ 2.45% 92,976$ 2.22% Income producing and other residential 21,816 0.58% 27,370 0.73% 28,719 0.78% Total real estate mortgage 91,465 1.14% 130,724 1.64% 121,695 1.54% Real estate construction and land: Commercial 18,174 1.66% 31,680 2.71% 45,535 3.67% Residential 22,124 1.23% 38,432 1.77% 44,637 2.05% Total real estate construction and land 40,298 1.39% 70,112 2.10% 90,172 2.63% Commercial: Asset-based 33,755 0.86% 35,233 1.03% 54,415 1.73% Venture capital 34,086 1.25% 34,862 1.92% 49,515 3.02% Other commercial 19,552 1.11% 27,852 1.00% 24,335 0.95% Total commercial 87,393 1.04% 97,947 1.23% 128,265 1.74% Consumer 2,136 0.51% 2,267 0.55% 5,834 1.61% Allowance for loans and leases losses 221,292$ 1.12% 301,050$ 1.53% 345,966$ 1.82% Reserve for unfunded commitments 53,571 0.27% 80,571 0.41% 96,571 0.51% Allowance for credit losses 274,863$ 1.39% 381,621$ 1.94% 442,537$ 2.33% March 31, 2020 June 30, 2020 September 30, 2020 (In thousands) Allowance for Credit Losses Note: As of 1/01/20 upon adoption of CECL the ALLL was $142,402 or 0.76% while the ACL was $181,974 or 0.97%.

Third Quarter 2020 | PACW | p. 31 Deposits

Deposit Detail

($ in millions) Deposit Category	At or For the Quarter Ended September 30, 2020 Average $	Quarter-End $	Mix	At or For the Quarter Ended September 30, 2019 Average $	Quarter-End $	Mix
Noninterest-bearing demand	$ 8,812	$ 9,347	39%	$ 7,488	$ 7,441	38%
Interest checking	4,799	4,658	20%	3,557	3,646	18%
Money market	6,108	6,539	27%	4,718	4,870	25%
Savings	565	574	2%	516	514	3%
Total core deposits	20,284	21,118	88%	16,279	16,471	84%
Non-core non-maturity deposits	1,169	1,124	5%	445	480	2%
Total non-maturity deposits	21,453	22,242	93%	16,724	16,951	86%
Time deposits $250,000 and under	1,208	1,048	4%	2,316	2,283	12%
Time deposits over $250,000	668	676	3%	479	499	2%
Total time deposits	1,876	1,724	7%	2,795	2,782	14%
Total deposits (1)	$ 23,329	$ 23,966	100%	$ 19,519	$ 19,733	100%

Core: 88%



September 30, 2020
Interest checking
Money market
Savings deposits
Non-core non-maturity deposits
Time deposits $250,000 and under
Time deposits over $250,000
Noninterest-bearing demand



September 30, 2019
Interest checking
Money market
Savings deposits
Non-core non-maturity deposits
Time deposits $250,000 and under
Time deposits over $250,000
Noninterest-bearing demand

Core: 84%

(1) Does not include $1.2 billion and $1.8 billion of client investment funds held at September 30, 2020 and September 30, 2019, respectively.

PacWest Bancorp

Third Quarter 2020 | PACW | p. 32

Third Quarter 2020 | PACW | p. 33 ($ in millions) Time Deposits Time Deposits Total Time Maturities $250,000 and Under Over $250,000 Deposits Due in three months or less 304$ 261$ 565$ Due in over three months through six months 204 187 391 Due in over six months through twelve months 276 175 451 Due in over 12 months through 24 months 91 51 142 Due in over 24 months 173 2 175 Total 1,048$ (1) 676$ 1,724$ September 30, 2020 $19.7 $19.2 $19.6 $22.9 $24.0 1.34% 1.14% 0.95% 0.40% 0.27% 0.83% 0.71% 0.59% 0.25% 0.17% 0.00% 0.50% 1.00% 1.50% 2.00% 0.0 5.0 10.0 15.0 20.0 25.0 3Q19 4Q19 1Q20 2Q20 3Q20 Cost Balance ($ in Billions) Core Deposits Non-Core Deposits Cost of Average Interest-Bearing Deposits Cost of Average Total Deposits Deposit Portfolio (1) Includes brokered deposits of $0.6 billion with a weighted average maturity of 8 months and a weighted average cost of 0.74%.

Third Quarter 2020 | PACW | p. 34 Net Interest Margin

Third Quarter 2020 | PACW | p. 35 4.99% 4.91% 4.69% 4.72% 4.46% 4.33% 4.31% 4.20% 3.90% 3.61% 3.64% 3.59% 3.60% 3.49% 3.43% 3.34% 3.12% 2.50% 3.00% 3.50% 4.00% 4.50% 5.00% 5.50% 3Q 18 4Q 18 1Q 19 2Q 19 3Q 19 4Q 19 1Q 20 2Q 20 3Q 20 PACW Reported TE NIM KRX Median NIM Industry Leading Tax Equivalent Net Interest Margin Source: S&P Global Market Intelligence. Peer data is through 2Q20. Peer group is banks in the KBW Nasdaq Regional Bank Index – “KRX”.

Third Quarter 2020 | PACW | p. 36 6.20% 6.27% 6.16% 6.26% 5.91% 5.67% 5.54% 5.01% 5.01% 6.06% 6.11% 6.09% 6.18% 5.86% 5.60% 5.44% 4.96% 4.96% 4.87% 4.99% 5.08% 5.08% 4.96% 4.76% 4.57% 4.03% 3.50% 4.00% 4.50% 5.00% 5.50% 6.00% 6.50% 3Q 18 4Q 18 1Q 19 2Q 19 3Q 19 4Q 19 1Q 20 2Q 20 3Q 20 PACW - Reported TE Avg. Loan Yield PACW - Loan Yield Excluding Discount Accretion KRX - Median Loan Yield Higher Loan Yields From Disciplined & Diversified Lending Source: S&P Global Market Intelligence. Peer data is through 2Q20. Peer group is banks in the KBW Nasdaq Regional Bank Index – “KRX”.

Third Quarter 2020 | PACW | p. 37 0.46% 0.62% 0.73% 0.81% 0.83% 0.71% 0.59% 0.25% 0.17% 0.60% 0.69% 0.80% 0.84% 0.85% 0.76% 0.64% 0.40% 1.74% 1.92% 2.40% 2.40% 2.19% 1.76% 1.39% 0.25% 0.25% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3Q 18 4Q 18 1Q 19 2Q 19 3Q 19 4Q 19 1Q 20 2Q 20 3Q 20 PACW - Reported Average Total Deposits Cost KRX - Median Deposits Cost Avg Fed Funds Rate Deposit Franchise – 3Q20 Cost of 17 Basis Points Source: S&P Global Market Intelligence. Peer data through 2Q20. Peer group is banks in the KBW Nasdaq Regional Bank Index – “KRX”.

Third Quarter 2020 | PACW | p. 38 Interest Rate Components of the Loan and Lease Portfolio $815mm $2,136mm $1,324mm $4,259mm 1 Year 2 Years 3 Years > 3 Years Fixed/Hybrid Years to Maturity/Repricing Fixed - Rate , 25% Variable - Rate, 55% Hybrid , 20%, Loan Portfolio by Repricing Type 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% - 2.00 4.00 6.00 8.00 10.00 Floor is In the Money Now Increase 50 bps Increase 100 bps Increase 150 bps Increase 200 bps Increase 250 bps Increase 300 bps % of Variable Rate Loans Cumulative Balance ($ bn’s ) Billions Amount of Rate Cut Floor Analysis - Variable Rate Loans as of September 30, 2020 Loan Book % of Total Variable ($ in millions) Variable Loans by Rate Index Amount % of Total Variable 1 - month LIBOR $5,653 2 - month LIBOR - 3 - month LIBOR 228 6 - month LIBOR 128 12 - month LIBOR 7 Total LIBOR - based Loans $6,026 57% Prime Rate 3,367 32% Other Index 1,168 11% Total Variable Loans $10,560 100%

Third Quarter 2020 | PACW | p. 39 Investment Securities

Third Quarter 2020 | PACW | p. 40 Diversified Investment Portfolio (1) Fair value at 9/30/20 (2) Yield is for 3Q20 (3) Not rated category comprised primarily of not rated revenue bonds backed by an underlying agency security or CRA - related revenue bon ds. Asset - backed Securities , $234mm , 5% Agency Residential MBS , $246mm , 5% Agency Residential CMOs , $1,166mm , 26% Agency Commercial MBS , $1,204mm , 27% Private CMOs , $121mm , 3% Municipal Securities , $1,203mm , 26% Collateralized Loan Obligations , $135mm , 3% Other, $222mm , 5% $4.5 Billion Total Investment Portfolio (1) 6.3 6.3 6.1 6.4 6.6 4.4 4.4 3.5 3.6 3.8 2 3 4 5 6 7 3Q19 4Q19 1Q20 2Q20 3Q20 Years Average Life and Effective Duration Average Life Effective Duration S&P Ratings % Total Issue Type % Total AAA 30% G.O. Limited 6% AA 66% G.O . Unlimited 68% A 1% Revenue 26% Not Rated (3) 3% 100% 100% 2.52% overall portfolio tax equivalent yield (2) Municipal Securities Composition

Third Quarter 2020 | PACW | p. 41 Controlled Expenses

Third Quarter 2020 | PACW | p. 42 Efficiency Ratio Trend 40.9% 41.7% 42.4% 41.6% 42.3% 44.8% 40.6% 42.9% 45.1% 53.7% 54.1% 54.3% 54.3% 54.1% 55.3% 56.4% 54.5% 35.0% 40.0% 45.0% 50.0% 55.0% 60.0% 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 3Q20 PACW Efficiency Ratio Median Efficiency Ratio Banks in KRX Index Source: S&P Global Market Intelligence. Peer data through 2Q20. Peer group is banks in the KBW Nasdaq Regional Bank Index – “KRX”.

Third Quarter 2020 | PACW | p. 43 Company Overview

Third Quarter 2020 | PACW | p. 44 Product Offerings Community Banking Products National Lending Products Venture Banking Products • Attractive branch network with 74 full service branches in California and one in Denver, Colorado • Offers a full suite of deposit products and services, including on - line banking • Business lending products: includes secured business loans, asset - based and tax - exempt • Real estate lending products: includes multifamily, commercial real estate and construction • Limited consumer loan offerings • Borrower relationships generally include a deposit account • Diversified by loan and lease type, geography and industry o Asset - Based Lending (ABL) ▪ Lender Finance & Timeshare, Equipment Financing and Premium Finance o Commercial Real Estate ▪ Multifamily, Hotel, Office, Retail, Industrial, SBA and Construction • Focus on small to middle - market businesses • Expertise in niche segments (aviation lending and corporate finance) limits new competitors • Borrower relationships may include deposit accounts and treasury services • Five product offerings: Technology, Life Sciences, Fund Finance, Structured Finance, Specialty Finance • Offices located in key innovative hubs across the United States • Offers a comprehensive suite of financial services for venture - backed companies and their venture capital and private equity investors • Provides comprehensive treasury management solutions, including credit cards, international - related products and asset management services to clients • Borrower relationships almost always include a deposit account • Branch office in Durham, North Carolina

Third Quarter 2020 | PACW | p. 45 Nationwide Lender Combined with California Branch Network Los Angeles, CA Durham, NC Chevy Chase, MD Chicago, IL Denver, CO New York, NY Boston, MA Minneapolis, MN Austin, TX Campbell, CA Menlo Park, CA San Francisco, CA San Diego, CA National Lending office Venture Banking office Community Banking branch Closed two branches August 31 st ; two more scheduled for Q4 , reducing CA branch count to 70

Balancing Quality Growth with Our Credit De-Risking Strategy


Growth Initiatives
De-Risking Initiatives
CapitalSource Acquisition
New National Construction Lending Team
Square 1 Acquisition
New Multi-Family Lending Team
New Tax-Exempt Lending Team
CUB Acquisition
Colorado Market Expansion
2014
2015
2016
2017
2018
2019
Sold Celtic Capital
Strengthened construction lending criteria - lower loan- to-cost ratio
Sold PWEF Leasing
Began to reduce exposure to Healthcare Real Estate
Began to emphasize Equity Fund Loans in Venture Banking
Sold $1.5bn of Cash Flow Loans
Discontinued originating Security Monitoring and NL Healthcare RE loans

PacWest Bancorp

Third Quarter 2020 | PACW | p. 46

Non-GAAP Measurements

The Company uses certain non-GAAP financial measures to provide meaningful supplemental information regarding the Company's operational performance and to enhance investors' overall understanding of such financial performance. These non-GAAP financial measures should not be considered a substitute for financial measures presented in accordance with GAAP and may be different from non-GAAP financial measures used by other companies.

The table below presents reconciliations of certain GAAP to non-GAAP financial measures:

($ in thousands, except per share amounts)	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
Tangible Common Equity Ratio & Tangible Book Value Per Share					
Stockholders' equity	$ 3,486,231	$ 3,452,898	$ 3,390,389	$ 4,954,697	$ 4,920,108
Less: Intangible assets	1,105,483	1,109,234	1,113,116	2,587,064	2,591,217
Tangible common equity	$ 2,380,748	$ 2,343,664	$ 2,277,273	$ 2,367,633	$ 2,328,891
Total assets	$ 28,426,716	$ 27,365,738	$ 26,143,267	$ 26,770,806	$ 26,724,627
Less: Intangible assets	1,105,483	1,109,234	1,113,116	2,587,064	2,591,217
Tangible assets	$ 27,321,233	$ 26,256,504	$ 25,030,151	$ 24,183,742	$ 24,133,410
Equity to assets ratio	12.26%	12.62%	12.97%	18.51%	18.41%
Tangible common equity ratio (1)	8.71%	8.93%	9.10%	9.79%	9.65%
Book value per share	$ 29.42	$ 29.17	$ 28.75	$ 41.36	$ 41.06
Tangible book value per share (2)	$ 20.09	$ 19.80	$ 19.31	$ 19.77	$ 19.43
Shares outstanding	118,489,927	118,374,603	117,916,789	119,781,605	119,831,192
Return on Average Tangible Equity					
Net earnings (loss)	$ 45,503	$ 33,204	$ (1,433,111)	$ 117,881	$ 110,026
Add: goodwill impairment	-	-	1,470,000	-	-
Add: intangible amortization	3,751	3,882	3,948	4,153	4,833
Adjusted net earnings	$ 49,254	$ 37,086	$ 40,837	$ 122,034	$ 114,859
Average stockholders' equity	$ 3,497,869	$ 3,446,850	$ 4,956,778	$ 4,930,182	$ 4,890,746
Less: Average intangible assets	1,107,548	1,111,302	2,569,189	2,589,217	2,593,925
Average tangible common equity	$ 2,390,321	$ 2,335,548	$ 2,387,589	$ 2,340,965	$ 2,296,821
Return on average equity	5.18%	3.87%	-116.28%	9.49%	8.93%
Return on average tangible equity (3)	8.20%	6.39%	6.88%	20.68%	19.84%

(1) Tangible common equity divided by tangible assets

(2) Tangible common equity divided by shares outstanding

(3) Annualized adjusted net earnings divided by average tangible common equity

PacWest Bancorp

Third Quarter 2020 | PACW | p. 47

Third Quarter 2020 | PACW | p. 48 Non - GAAP Measurements The table below presents reconciliations of certain GAAP to non - GAAP financial measures: ($ in thousands) September 30, 2020 June 30, 2020 September 30, 2019 September 30, 2020 September 30, 2019 PPNR and PPNR Return on Average Assets Net earnings (loss) 45,503$ 33,204$ 110,026$ (1,354,404)$ 350,755$ Add: Provision for credit losses 97,000 120,000 7,000 329,000 19,000 Add: Goodwill impairment - - - 1,470,000 - Add: Income tax expense 13,671 12,968 41,830 38,627 135,118 Pre-provision, pre-goodwill impairment, pre-tax revenue ("PPNR") 156,174$ 166,172$ 158,856$ 483,223$ 504,873$ Average assets 27,935,193$ 26,621,227$ 26,406,603$ 27,221,102$ 26,012,890$ Return on average assets (1) 0.65% 0.50% 1.65% -6.65% 1.80% PPNR return on average assets (2) 2.22% 2.51% 2.39% 2.37% 2.59% (1) Annualized net earnings (loss) divided by average assets (2) Annualized PPNR divided by average asets Three Months Ended Nine Months Ended

Bank Holding Companies and Banks in the KRX Index

Total Assets (*in billions*)

1	Popular, Inc.	BPOP	$ 62.845	26	Bank OZK	OZK	$ 26.380
2	Signature Bank	SBNY	$ 60.350	27	United Bankshares, Inc.	UBSI	$ 26.235
3	New York Community Bancorp, Inc.	NYCB	$ 54.210	28	Fulton Financial Corporation	FULT	$ 24.618
4	Synovus Financial Corp.	SNV	$ 54.122	29	BancorpSouth Bank	BXS	$ 23.236
5	TCF Financial Corp.	TCF	$ 50.062	30	First Hawaiian, Inc.	FHB	$ 22.994
6	East West Bancorp Inc.	EWBC	$ 49.408	31	Old National Bancorp	ONB	$ 22.102
7	Wintrust Financial Corporation	WTFC	$ 43.540	32	First Midwest Bancorp, Inc.	FMBI	$ 21.245
8	Valley National Bancorp	VLY	$ 41.717	33	Bank of Hawaii Corporation	BOH	$ 19.770
9	Cullen/Frost Bankers, Inc.	CFR	$ 39.378	34	Cathay General Bancorp	CATY	$ 19.267
10	South State Corporation	SSB	$ 37.725	35	Cadence Bancorporation	CADE	$ 18.858
11	F.N.B. Corporation	FNB	$ 37.721	36	Washington Federal, Inc.	WAFD	$ 18.175
12	Texas Capital Bankshares, Inc.	TCBI	$ 36.613	37	Hope Bancorp, Inc.	HOPE	$ 17.169
13	Associated Banc-Corp	ASB	$ 35.501	38	Glacier Bancorp, Inc.	GBCI	$ 16.907
14	BankUnited, Inc.	BKU	$ 34.746	39	Home Bancshares, Inc.	HOMB	$ 16.895
15	Pinnacle Financial Partners, Inc.	PNFP	$ 33.342	40	Columbia Banking Systems, Inc.	COLB	$ 15.921
16	Hancock Whitney Corporation	HWC	$ 33.215	41	First Financial Bancorp	FFBC	$ 15.871
17	Prosperity Bancshares, Inc.	PB	$ 32.967	42	Trustmark Corporation	TRMK	$ 15.692
18	Webster Financial Corporation	WBS	$ 32.709	43	United Community Banks, Inc.	UCBI	$ 15.005
19	Western Alliance Bancorporation	WAL	$ 31.906	44	CVB Financial Corp.	CVBF	$ 13.751
20	Sterling Bancorp	STL	$ 30.840	45	Community Bank Systems, Inc.	CBU	$ 13.444
21	Commerce Bankshares, Inc.	CBSH	$ 30.496	46	Provident Financial Services, Inc.	PFS	$ 10.514
22	UMB Financial Corporation	UMB	$ 29.754	47	First Financial Bankshares, Inc.	FFIN	$ 10.340
23	Umpqua Holdings Corporation	UMPQ	$ 29.645	48	First Commonwealth Financial Corporation	FCF	$ 9.365
24	**PacWest Bancorp**	**PACW**	**$ 27.366**	49	Boston Private Financial Holdings, Inc.	BPFH	$ 9.159
25	Investors Bancorp	ISBC	$ 27.194	50	Brookline Bancorp, Inc.	BRKL	$ 9.070

Source: S&P Global Market Intelligence. Total assets as of June 30, 2020.
Banks in the KRX Index as of September 30, 2020.

PacWest Bancorp

Third Quarter 2020 | PACW | p. 49